Exhibit 99.1

Jerash Holdings Announces Results

Of 2021 Annual Meeting of Stockholders

FAIRFIELD, NJ, September 16, 2021 - Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the "Company" or "Jerash"), which manufactures and exports custom, ready-made, sports and outerwear for leading global brands, today announced the results of its annual meeting of stockholders, held on September 15, 2021.

Items submitted for stockholder approval were approved and adopted, including:

●	Election of five nominated directors, Sam Choi, Kitty Yang, Ibrahim Saif, Bill Korn and Mak Chi Yan. All directors will serve one-year terms through the Company’s 2022 annual meeting of stockholders.

●	Ratification of Friedman LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2022.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. manufactures and exports custom, ready-made, sports and outerwear for leading global brands and retailers, including Walmart, Costco, New Balance, G-III (which owns brands such as Calvin Klein, Tommy Hilfiger, DKNY, and Guess), American Eagle, and VF Corporation (which owns brands such as The North Face, Timberland, and JanSport). Jerash’s existing production facilities comprise six factory units, and four warehouses, and Jerash currently employs approximately 5,000 people. The total annual capacity at its facilities was approximately 12.0 million pieces as of June 30, 2021. Additional information is available at www.jerashholdings.com.

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Contact:

PondelWilkinson Inc.

Judy Lin Sfetcu or Roger Pondel

310-279-5980

jsfetcu@pondel.com